UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 4, 2008

PINNACLE GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33457 (Commission File Number)	30-0182582 (IRS Employer Identification Number)

1 E. Alger Street Sheridan, Wyoming 82801 (Address of principal executive offices)

(307) 673-9710 (Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

                This Form 8-K/A is being filed by Pinnacle Gas Resources, Inc. (the “Company”) to correct information in the third paragraph of Item 1.01 of the Form 8-K, dated August 4, 2008, regarding the actual borrowing availability under the Company’s credit agreement and amendment thereto. The following paragraph represents the correct information and shall be read to replace the third paragraph in the previously filed Form 8-K:

                “As of June 30, 2008, the borrowing base under the Credit Agreement was $17.8 million, while the actual borrowing availability was $6.6 million due to covenant limitations.  Taking the provisions of the Second Amendment into account, the Company’s actual borrowing availability would have been $10.3 million as of June 30, 2008.  As of June 30, 2008, the Company had approximately $5.0 million in outstanding indebtedness under the Credit Agreement.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

By:	/s/ Ronald T. Barnes
Name:	Ronald T. Barnes
Title:	Chief Financial Officer, Senior Vice President
and Secretary

Dated: August 8, 2008